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                                                                     Exhibit 5.1






                                  May 5, 1998


Simione Central Holdings, Inc.
6600 Powers Ferry Road
Atlanta, Georgia  30339

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

        We have served as counsel for Simione Central Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 1,228,548 shares (the "Shares") of common stock, par value $.001 per share of the Company, to be offered and sold by the Company pursuant to the Simione Central Holdings, Inc. 1997 Nonqualified Formula Stock Option Plan, the Simione Central Holdings, Inc. Omnibus Equity-based Incentive Plan, the Simione Central Holding, Inc. 1996 Stock Option Plan and certain individual Stock Option Agreements of varying dates for certain non-plan options (collectively, the "Employee Benefit Plans"), which Shares are covered by the Registration Statement.

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Employee Benefit Plans as we have deemed necessary and advisable.

         In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.    The Shares have been duly authorized; and

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Simione Central Holdings, Inc.
May 5, 1998
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         2.   Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Employee Benefit Plans such Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                      Very truly yours,

                                      /s/ Powell, Goldstein, Frazer & Murphy LLP

                                      Powell, Goldstein, Frazer & Murphy LLP